Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Form S-3 No. 333-182906 pertaining to the registration of 10,422,859 shares of Mueller Industries, Inc. common stock,

2)	Form S-8 No. 333-160718 pertaining to the Mueller Industries, Inc. 2009 Stock Incentive Plan,

3)	Form S-8 No. 333-138413 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,

4)	Form S-8 No. 333-91238 pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan,

5)	Form S-8 No. 333-52325 pertaining to the Mueller Industries, Inc. 1998 Stock Option Plan, and

6)	Form S-8 No. 33-54705 pertaining to the Mueller Industries, Inc. 1994 Stock Option Plan and the 1994 Non-Employee Director Stock Option Plan;

of our reports dated February 27, 2013, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. and the effectiveness of internal control over financial reporting of Mueller Industries, Inc., included in this Annual Report (Form 10-K) for the year ended December 29, 2012.

/s/ Ernst & Young LLP
Memphis, Tennessee
February 27, 2013